Exhibit 3.1(bb)(i)

                               LIMITED PARTNERSHIP
                            CERTIFICATE AND AGREEMENT
                       CHECK EXCHANGE LIMITED PARTNERSHIP,
                         AN ARIZONA LIMITED PARTNERSHIP


               This Certificate and Agreement of Limited Partnership (the "Agreement") dated and effective this 1st day of April, 1988 is made and entered into by and between U.S. CHECK EXCHANGE, INC., an Arizona corporation (hereinafter "General Partner") as the General Partner, and GOLF WORLD, INC., a California corporation ("Golf World"), NATIONAL FINANCIAL EXCHANGE, INC., a California corporation ("NFE"), LYNN R. STRATFORD ("Stratford"), LELAND J. BUTTLE ("Buttle"), AMM DEVELOPMENT, INC., a Corporation ("AMM") as the limited partners (hereinafter "Limited Partners"). The General Partner and the Limited Partners may sometimes be referred to herein interchangeably as "Partner" or "Partners".

               WHEREAS, U.S. CHECK EXCHANGE, INC., an Arizona corporation, holds various assets of a business engaged in the operation of check cashing and currency exchange and other financial services.

               WHEREAS, U.S. CHECK EXCHANGE, INC., an Arizona corporation, desires to transfer its assets to U.S. CHECK EXCHANGE, an Arizona limited partnership, as an initial contribution, in exchange for a general partnership interest therein.

               WHEREAS, U.S. CHECK EXCHANGE, INC., an Arizona corporation, has executed, on even date herewith, a Bill of Sale to reflect a transfer of its assets into U.S. CHECK EXCHANGE, an Arizona limited partnership, as an initial capital contribution, in exchange for a general partnership interest therein.

               NOW THEREFORE, in consideration of the mutual promises contained herein, the parties hereto do hereby form a limited partnership (the "Limited Partnership" or "the Partnership") upon the following terms and conditions.

                                   ARTICLE I.
                                   DEFINITIONS
                                   -----------

               The following terms used in this Agreement shall have the meanings described below:

               1.0A.     "Act" shall mean the Arizona Statutes governing
     Limited partnerships, and interpretations thereof by Arizona case law, as now in force or from time to time amended.

               1.0B.     "Assignee" means a person who has acquired a
     Limited Partner's beneficial interest in one or more Partnership Units and has not become a Substituted Limited Partner.

               1.0C.     "Capital Account" shall mean each Partner's
     Capital Contribution increased by any Additional Capital amended by him to, and by his share of Net Income from, the Partnership and decreased by his share of Net Loss and distributions made to him by the Partnership.

               1.0D.     "Capital Contribution" shall mean the aggregate of
     each Partner's Initial Capital Contributions and any additional Capital Contributions made by each Partner.

               1.0E.     "Code" means the Internal Revenue Code of 1954, as
     amended.

               1.0F.     "General Partner" shall mean U.S. CHECK EXCHANGE,
     INC., an Arizona corporation, acting in its capacity as General Partner of the Limited Partnership, or any other person or persons who succeeds him as General Partner pursuant to the provisions of this Agreement.

               1.0G.     "Initial Capital Contribution" shall mean the
     capital contribution described in Article 10 hereof.

               1.0H.     "Limited Partner" shall refer to those persons
     executing this Agreement as Limited Partners.

               1.0I.     "Profits" and "Losses" of the Partnership shall
     mean the net profits and net losses of the Partnership as determined by the certified public accountant serving the Partnership acting in accordance with generally accepted accounting principles consistently applied.

               1.J. "Partners" shall refer collectively to the General Partner and to the Limited Partners, and any reference to a "Partner" shall be to any one of the Partners interchangeably, limited or general.

               1.K. "Partnership" or "Limited Partnership" shall refer to the Limited Partnership created under this Agreement.

               1.L. "Person" shall mean any natural person, partnership, joint venture, corporation, estate, trust, association, or other legal entity.

               1.M. "Substituted Limited Partner" shall refer to a person who has received assignment of an interest in the Partnership by a Limited Partner and who is admitted to the Partnership with all of the rights of a Limited Partner pursuant to this Agreement and applicable law.

               1.N. "Transfer" when used in connection with a Unit means any sale, assignment, hypothecation, pledge, encumbrance or any other disposition thereof to any Person or any grant to any Person of any interest in or with respect to a unit or any part thereof.

                                   ARTICLE II.
                               FORMATION AND NAME
                               ------------------
               The Partners hereby form a limited partnership (the "Partnership") pursuant to the provisions of the Act. The name of the Partnership shall be "U.S. Check Exchange Limited Partnership", an Arizona limited partnership.

                                  ARTICLE III.
                          GENERAL CHARACTER OF BUSINESS
                          -----------------------------

               The general character and purpose of the business of the partnership shall be to engage in the operation of a check cashing and currency exchange business and to provide other financial services to customers.
                                   ARTICLE IV.
                                      TERM
                                      ----

               The Partnership shall commence on the date this Agreement is filed with the Arizona Secretary of State and shall continue for a period of forty (40) years thereafter unless sooner terminated in accordance with the terms hereof, or as otherwise provided by law.

                                   ARTICLE V.
                                SPECIFIED OFFICE
                                ----------------

               The Partnership's Specified Office as required by the Act and principal place of business shall be at 10555 East Firestone Blvd., Norwalk, California 90650, or at such other place as the General Partner may, upon five days' prior notice to the Limited Partners, designate from time to time.

                                   ARTICLE VI.
                                 SPECIFIED AGENT
                                 ---------------

               The Specified Agent for service of process upon the Partnership as required by the Act is David H. Colby, whose address is 6900 East Indian School Road, Suite 200, Scottsdale, Arizona 85251.

                                  ARTICLE VII.
                    NAMES AND BUSINESS ADDRESSES OF PARTNERS
                    ----------------------------------------

               The name and business address of the General Partner and each Limited Partner in paragraph 20.01 hereof.

                                  ARTICLE VIII.
                                POWER OF ATTORNEY
                                -----------------

               8.0A.     General Partner as Attorney-in-Fact.  All Limited
                         -----------------------------------
     Partners, individually and collectively, irrevocably constitute and appoint the General Partner as their true and lawful attorney-in-fact and empower the General Partner to act for and in their place, name, and stead to execute, acknowledge, record, deliver, publish, and file, as may be necessary, this Agreement and certificate, and any amendments, modifications, or cancellations thereto, which may be required to effectuate the dissolution and termination of the Limited Partnership, or any other instruments which the Partnership may be required to file under the laws of the State or the regulations of any government agency. If the General Partner so requests, each Partner shall execute and acknowledge any amendment or modification of this Agreement and Certificate and such other documents as are required under the Act or otherwise by law or regulation and are approved by the Limited Partnership.

               8.0B.  Power of Attorney Irrevocable.  Each Limited Partner
                      -----------------------------
     acknowledges that the foregoing power of attorney is coupled with an interest, is irrevocable, and shall survive both the death of any Limited Partner and/or any assignment by any Limited Partner of his or her interest.

                                   ARTICLE IX.
                                TITLE TO PROPERTY
                                -----------------

               Title to any Partnership property shall be held in the name of the Partnership.

                                   ARTICLE X.
                              CAPITAL CONTRIBUTIONS
                              ---------------------

               10.0A.  Initial Capital Contributions.

               1.   General Partner.  The General Partner shall make an
                    ---------------
     Initial Capital Contribution to the Partnership equal to the assets identified in the Bill of Sale and Assignment attached hereto as Exhibit "A".

               2. Limited Partners. The Limited Partners shall make the following Initial cash Capital Contributions:

     Name of Limited Partner                   Capital Contribution
     -----------------------                   --------------------
     Golf World, Inc.                               $5,000.00
     Lynn R. Stratford                                 865.00
     NFE                                               865.00
     Leland Buttle                                     238.00
     AMM Development, Inc.                           2,883.00

               10.0B.  Limited Partner's Liability.  The Limited Partners
                       ---------------------------
     shall not be liable for any of the debts, obligations, or liabilities of the Partnership beyond their contributions of capital. The Limited Partners shall make an initial contribution to the capital of the Partnership as identified in paragraph 10.01. The partners agree that each Limited Partner shall contribute equally such additional sums as the Partnership may require during the term of the Agreement to meet its cash needs.

               Each Limited Partner shall make any additional capital contributions to the Partnership no later than ten (10) days following notice from the General Partner than an additional capital contribution is required for the Partnership to continue meetings its business needs. The Partners also acknowledge that additional capital contributions may be necessary, at the discretion of the General Partner, for each new business location that is opened by the Partnership. In the event that additional contributions are made, the interests of the Partners in the Partnership will be adjusted to reflect such contributions. No Limited Partners shall be obligated to make any additional contributions. However, all funding required for acquisition and expansion of new business locations will be obtained either from:

               1. loans to the Partnership by the General Partner at an interest rate on terms and conditions agreeable to the Partners and/or;

               2. a line of credit obtained by the General Partner, secured by Partnership assets, on terms and conditions agreeable to the Partners.

               10.0C.  General Partner's Liability.  The General Partner
                       ---------------------------
     shall have the same liability for Partnership obligations, debts, and liabilities as would a General Partner in a General Partnership.

               10.0D.  No Interest On Contributions.  No Partner shall
                       ----------------------------
     receive any interest on any Capital Contribution.

               10.0E.  Withdrawal of Capital.  No Partner may withdraw any
                       ---------------------
     part of his capital account or receive any distribution from the Partnership except as provided herein.

                                   ARTICLE XI.
                        ALLOCATION OF PROFITS AND LOSSES
                        --------------------------------

               11.0A.  Capital Accounts.
                       ----------------
               1.   Each Partner shall have a capital account equal to:

                a. The amount of his capital contributions to the partnership pursuant to this Agreement;

                b. Plus an amount of income received from the Partnership, allocated between the Partners in accordance with paragraph 11.02 hereof;

                c. Less the amount of losses and other expenses of the Partnership allocated to the Partners in accordance with paragraph
     11.02 hereof;

                d. Less all amounts distributed to the Partners pursuant to this Agreement (excluding amounts distributed in repayment of principal or interest of loans to the Partnership by the Partners and amounts payable to the Partners as consultant fees).

               2. No limited partner shall be obligated to contribute capital to his capital account.

               3. Loans by a Partner to the Partnership shall not be considered contributions to the capital of the Partnership and shall not increase the capital account of the lending Partner, nor shall the repayment of principal or interest of such loans reduce the capital account of the lending Partner. Nothing herein shall authorize any loan by a Partner to the Partnership unless otherwise authorized pursuant to the other provisions of this Agreement.

               11.0B.  Profits and Losses.  Profits and losses of the
                       ------------------
     Partnership shall be allocated proportionately between the partners, ninety nine percent (99%) to the Limited Partners as follows:

               Golf World                             50.00%
               Stratford                               8.65%
               NFE                                     8.65%
               Buttle                                  2.88%
               AMM Development, Inc.                  28.83%

     and one percent (1%) to the general partner U.S. CHECK EXCHANGE, INC., an Arizona corporation.

               11.0C.  Tax Treatment.  The partners recognize that part of
                       -------------
     the gains recognized upon a sale or other disposition of Partnership properties may be treated for federal income tax purposes (as a result of the application of Sections 1245 or 1250 of the Internal Revenue
     Code) as a gain from the sale, exchange, or other disposition of an asset which is neither a capital asset nor property described in
     Section 1231 of the Internal Revenue Code ("Depreciation Recapture"). The Partners agree that, to the extent possible, without increasing the total gain on such transactions allocated to a Partner in a particular calendar year, the Depreciation Recapture will be allocated among the partners in the proportion to their percentage interest in profits and losses of the Partnership.

               11.0D.  Distribution of Profits and Losses.  At least
                       ----------------------------------
     annually, the Partnership shall distribute to the Limited Partners so much of the cash of the Partnership as is not reasonable necessary for the efficient operation of the business of the Partnership including, but not limited to, debt service and business expansion.

               Fifty Percent (50%) of the annual net profits of the Partnership for any fiscal year of the Partnership shall be distributed to the Limited Partners. Each distribution of profits shall be made in accordance with the percentages set forth in paragraph 11.02 hereof.
                                  ARTICLE XII.
                                 NONCOMPETITION
                                 --------------

               12.0A.  Non-competition Agreement.  During the term of this
                       -------------------------
     Agreement and for the longer of (a) one year from termination of this Agreement or (b) two and one-half years from the date of execution of this Agreement, no Limited Partner, nor any person or entity directly or indirectly owning any interest in any Limited Partner or the General Partner nor any entity in which any of the foregoing has a direct or indirect ownership interest shall, without the prior consent of the General Partner shall own, be employed by, render service to, make loans to, or otherwise be involved in, any business, other than the Partnership, providing or involved in the business of cashing checks or providing any other financial service which the Partnership has provided or may provide to its customers. The General Partner shall have no right to deny its consent under the preceding sentence if all of the following conditions are met: (a) the person or entity
        ---
     seeking consent agrees in writing to a license agreement with Any Kind Check Cashing Centers, Inc.

     identical to the franchise agreement attached hereto as Exhibit "A" and (b) the requested consent is limited to a geographical area in
     ---
     which none of the Partnership, Any Kind Check Cashing Centers, Inc., or any affiliates, subsidiaries or licensees of those entities is then conducting a check cashing business or has previously articulated a plan to open a check cashing business within six (6) months from the date of articulating the plan and (c) the request included a binding
                                   ---
     right of first refusal in favor or Any Kind Check Cashing Centers, Inc. allowing Any Kind Check Cashing Centers, Inc. to match any financial or other business transactions offered by third parties to the requesting person or entity relating to the check cashing business.

               12.0B.  Geographical Scope.  None of the persons or entities
                       ------------------
     bound by the provisions of section 12.01 shall open any place of business for cashing checks or provide other financial services under any trade name used by the Partnership within a five (5) mile radius of a previously opened business location of the Partnership or of any other person bound by the provisions of section 12.01 which uses the trade name. This non-competition clause shall apply to all activities and businesses within the United States of America. This section shall survive the termination of this Agreement and shall be binding until such time as all partners agree otherwise.

               12.0C.  Prohibition On Use of Name.  None of the persons or
                       --------------------------
     entities bound by the provisions of section 12.01 shall open any place of business under the name of Any Kind Check Cashing Centers, Any Kind Check, Any Kind, American Check Exchange, or American Check, any name to which any other person has an exclusive right to use under applicable state or federal law, or any name confusingly similar to such protected names. None of the persons or entities bound by the provisions of section 12.01 shall cause the Partnership to violate any provisions of any franchise agreement that the Partnership will enter into with Any Kind Check Cashing Centers, Inc., an Arizona corporation.

               12.0D.  Remedies.  All signatories hereto agree that any
                       --------
     violation by any of them or any covenant contained in this Article 12 will cause irreparable harm, leaving no adequate remedy at law to the other parties hereto and, for that reason, all signatories hereto agree that any aggrieved party shall be entitled to an injunction from any court of competent jurisdiction restraining further violation of such covenant. The right to an injunctive remedy shall be in addition to all rights and remedies otherwise available to the aggrieved party at law or in equity, including but not limited to the recovery of monetary damages, whether compensatory or punitive.

                                  ARTICLE XIII.
                                   FISCAL YEAR
                                   -----------
               The fiscal year of the Partnership shall end on December 31.

                                  ARTICLE XIV.
                        MANAGEMENT AND BUSINESS POLICIES
                        --------------------------------

               14.0A.  Management of the Partnership.  Except as otherwise
                       -----------------------------
     provided in this Agreement, the General Partner shall have the sole and exclusive right to make all decisions for the Partnership in respect of the Partnership's business and for overseeing the day-to-day operations thereof and shall perform such other functions and have such other responsibilities as are expressly assigned to it in this Agreement. The Limited Partners shall take no part in the management of the Partnership, shall have no power to sign for or bind the Partnership, and, except where expressly provided otherwise in this Agreement, no consent or approval of the Limited Partners shall be required for any management decision made by the General Partner concerning the business of the Partnership.

               14.0B.  General Partner's Powers.  Notwithstanding anything
                       ------------------------
     contained in the Act, the General Partner shall have the sole right to make the following decisions or to take the following actions on behalf of the Partnership without the consent of the Limited Partners:

               1. Acquire any real or personal property necessary for the conduct of the Partnership business;

               2. Borrow money and as security therefor to mortgage, pledge, or otherwise place liens upon all or part of any property of the Partnership;

               3. Make any election required or permitted to be made under the Code for Federal Income tax purposes and under the income tax laws of the State of Arizona; provided, however, that if any such tax election has an adverse impact on the Limited Partners with a concurrent positive effect on the General Partner, then the consent of the Limited Partners shall be required with respect to any such election. Without limiting the foregoing, the General Partner is hereby appointed on behalf of the Limited Partners as the "tax matters partner" under subchapter C of Chapter 63 of Subtitle A of the Code and, in addition, shall have the power and authority to consent, on behalf of al the Partners, to any determination by the Internal Revenue Service to disallow any deductions, creditors, or their allowances claimed by the Partnership or include in Partnership gross income an item of income or gain which the General Partner had determined is not properly the income or gain of the Partnership;

               4. Settle any dispute or litigation involving the Partnership;

               5. Change the accounting processes or procedures employed in keeping the books of account or financial statements with respect to the operation or management of the Partnership;

               6. Employ on behalf of the Partnership and at the Partnership's expense, and upon such terms and for such compensation as the General Partner shall determine, such persons, firms, or corporations the General Partner, in its sole discretion, deems advisable to carry cut the Partnership's purposes;

               7. Reimburse itself for expenses, including reasonable attorneys' fees, incurred in the conduct of the Partnership's business provided, however, such expenses shall not be in excess of the amount customarily paid in Los Angeles County, California, for like services. The burden of establishing that any such expenses are reasonable shall be upon the General Partner;

               8. Employ attorneys, accountants, and others to prosecute or defend claims by or against the Partnership or affecting title to any Partnership properties;

               9. Offer Partnership property for sale upon such terms and conditions as the General partner deems reasonable and appropriate;

               10. In addition to the specific rights and powers herein granted, the General Partner shall possess and may enjoy and exercise all of the rights and powers of general partners as are more particularly provided by the Act, except to the extent that any such rights may be limited or restricted by the express provisions of this Agreement;

               11. Make, execute, or deliver any deed to or agreement to sell or assign all or any part of the Partnership properties;

               12. Sell, transfer or assign any part of or all of the Partnership assets.

               14.0C.  Limitation of General Partner's Powers.
                       --------------------------------------
     Notwithstanding anything to the contrary contained in this Agreement, the General Partner may not without the consent of the partners holding seventy percent (70%) or more of the profits and loss, percentage of the partnership as set forth in paragraph 11.02 of this
     Agreement:

               1.   Do any act in contravention of this Agreement;

               2. Do any act which would make it impossible to carry on the business of the Partnership;

               3. Use or assign the right or the Partnership in any of its properties for other than a Partnership purpose;

               4. Make, execute or deliver any deed to, or agreement to sell all or any of the Partnership properties;

               5. Execute, deliver, or alter, or otherwise change, any loan, commitment, note or mortgage;

               6. Borrow or lend money or encumber or use as collateral any of the Partnership properties except as expressly permitted by this Agreement;

               7. Execute contracts on behalf of the Partnership for anything other than a Partnership purpose;

               8.   Alter or amend any provisions of this Agreement;

               9. Assign, transfer, or pledge any debts due the Partnership or release any debts due except on payment in full;

               10. Compromise any claim due to the Partnership or submit to arbitration any dispute or controversy involving the Partnership;

               11. Sell, transfer, or assign all or substantially all of the Partnership assets.

               14.0D.  Compensation of General Partner.  The General
                       -------------------------------
     Partner shall receive, as compensation for services to the Partnership, one percent (1%) of the net profits of the Partnership.

               14.0E.  Other Businesses.  The General Partner shall devote
                       ----------------
     its best efforts and such time as is reasonably necessary to the management of the Partnership and is prohibited from engaging in businesses of any nature or description, independently or with others, which compete directly or indirectly with the Partnership.

                                   ARTICLE XV.
                            DUTIES OF GENERAL PARTNER
                            -------------------------

               15.0A.  Books and Records.  The General Partner shall cause
                       -----------------
     to be maintained, at the Partnership's expense, complete and accurate books of the Partnership at 1484 Canterbury Court, Lake Arrowhead, California 92353, or the partnership's principal place of business, showing all receipts and expenditures, assets and liabilities, income and loss, and all other records necessary for recording the Partnership's business and affairs, including a Capital Account for each Partner. The books of the Partnership shall be kept on a cash basis and shall be open to inspection, examination, and copying by the Partners during normal business hours.

               15.0B.  Bank Accounts.  The General Partner shall open and
                       -------------
     maintain in the Partnership's name a Partnership bank account or accounts, in which shall be deposited all Partnership funds and only Partnership funds. The funds in the Partnership bank accounts shall be used solely for the business of the Partnership. Withdrawals from any Partnership bank account may be made by check or other withdrawal forms signed by such person or persons as the General Partner may designate.

               15.0C.  Reports.  The General Partner shall prepare or cause
                       -------
     to be prepared at the Partnership's expense and deliver to each
     Partner:

               1. As promptly as practicable and, in any event, within one hundred and twenty (120) days after the end of each fiscal year, a balance sheet of the Partnership activities for such year, a statement of each Partner's Capital Account, a statement of profits and losses and the sources and applications of monies of the Partnership for such year, all in reasonable detail, and prepared by a public accountant selected by the General Partner, together with a statement of such accountant showing the amount of income, loss, gain, and other items allocable to each Partner for federal income tax purposes.

               2. From time to time, and with reasonable promptness, such further information available to the General Partner in respect of the business, affairs and financial condition of the Partnership as any Partner may reasonable request.

               15.0D.  Right to Accounting.  On demand by any partner, at
                       -------------------
     reasonable time sand intervals, an accounting shall be made by a CPA firm of the choice of the Partner so demanding the accounting, the costs thereof to be paid by the Partnership. If such demand is made more than once in any fiscal year, the costs thereof shall be paid by the Limited Partners so demanding the same. The accounting shall be distributed, when completed by the accountant, to all the Partners. Each Partner shall promptly notify the Partnership in writing of his approval or disapproval of such accounting within thirty (30) days after receipt thereof.

     Any Partner's failure to disapprove such accounting within thirty (30) days after receipt shall be considered approval of all matters disclosed in such statements and such approval shall be binding and conclusive on all Partners so approving and any person claiming an interest in the Partnership by or through such Partner.

               15.0E.  Tax Matters.  The General Partner shall cause to be
                       -----------
     prepared at the Partnership's expense and shall timely file all income tax returns of the Partnership and shall furnish a copy thereof to each Partner promptly after the filing thereof.

                                  ARTICLE XVI.
                                    EXPENSES
                                    --------

               All of the Partnership's expenses shall be paid by the Partnership. The costs and expenses payable by the Partnership include, without limitation, legal and accounting fees, insurance premiums, taxes, financing costs, organizational costs, and any brokerage or other fees in connection with sales of partnership property.
                                  ARTICLE XVII.
                           DISSOLUTION AND LIQUIDATION
                           ---------------------------

               17.0A.  Dissolution.  The Partnership shall be dissolved
                       -----------
     upon the occurrence of any of the following events:

               1. The expiration of the term specified in Article 4 of this Agreement;

               2.   Unanimous consent of all the partners, in writing;

               3. The General Partner is removed, resigns, dies, becomes incapacitated, is adjudged bankrupt, files a petition in bankruptcy, makes an assignment for the benefit of creditors, or is dissolved, unless in each case the Limited Partners unanimously elect to continue as a limited partnership and chose a new General Partner in accordance with Article 19;

               4. The Partnership has disposed of all or substantially all of its assets and any property acquired in exchange for such assets;

               5. The occurrence of any other event which results in dissolution of the Partnership under Arizona law.

               17.0B.  Liquidation and Final Distribution.  Upon the
                       ----------------------------------
     dissolution of the Partnership under Section 17.01, the General Partner shall be the Liquidating Partner. If the Dissolution is caused by an act or circumstance specified in Section 17.01(c), the Limited Partners shall elect a Liquidating Partner with the approval of seventy-five percent (75%) or more of the Limited Partnership interests. The Liquidating Partner shall proceed promptly to wind up the affairs and business of the Partnership, and shall sell all assets of the Partnership in a commercially reasonable manner. The Partners shall continue to share profits and losses during the winding-up in the same proportion as before winding-up. Upon the winding-up of the Partnership, the Partnership assets shall be distributed as follows:

               1. To Creditors, including Partners who are creditors to the extent permitted by law, in satisfaction of liabilities of the Limited Partnership, other than liabilities for interim distributions to Partners provided in A.R.S. Section 29-331 and liabilities for payments on withdrawal provided in A.R.S. Section 29-334;

               2. To Partners and former Partners in satisfaction of liabilities as creditors not provided for above;

               3. To the establishment of any reserves which the Liquidating Partner may deem necessary for any contingent or unforeseen liabilities or obligations of the Partnership. Any remaining balance of such reserves after such period as the Liquidating Partner in his or her reasonable judgment deems advisable, shall be distributed in the manner set forth below.

               4. To Partners for the return of their contributions to capital.

               5. To Partners in proportion to their percentage rights to profits and losses of paragraph 10.01.

               17.0C.  Tax Matters on Dissolution.  Any gain or loss on
                       --------------------------
     disposition of Partnership properties during the winding up process shall be credited or charged to the Partners in the proportion of their percentage interest in profits and losses of paragraph 11.02. Unless otherwise agreed by all Partners, Partnership property shall be sold for cash at the best available price. If property is distributed in kind, it shall be valued as though the property were sold and the cash proceeds distributed. The difference between the value of property distributed in kind and its book value shall be treated as a gain or loss on sale of the property and shall be credited or charged to the Partners in the proportion of their percentage interest in profits and losses of paragraph 11.01.

               17.0D.  Payment of Debit Balances.  Upon completion of the
                       -------------------------
     winding up process, any debit balance in a Partners income account shall represent an obligation from that Partner to the other Partners to be paid in cash within thirty (30) days after written demand by the other Partners.

                                 ARTICLE XVIII.
                        TRANSFER OF UNITS AND CONVERSION
                        --------------------------------

               18.0A.  Transfers of Limited Partner's Units.  No Limited
                       ------------------------------------
     Partner may transfer less than his entire interest owned by him, and no Limited Partner shall sell, transfer, assign, pledge, mortgage, or otherwise dispose of or encumber his interest in the Partnership without the prior written consent of the General Partner, except under the terms of paragraphs 18.04 and 18.05 hereof. Any action taken by a Limited Partner in violation of this Section shall be null and void as against the Partnership or any Partner.

               18.0B.  Substituted Limited Partner.  No Assignee of a
                       ---------------------------
     Limited Partner shall have any rights with respect to the Partnership unless the Assignee becomes a Substituted Limited Partner in accordance with this Agreement. If the General Partner and all the Limited Partners consent to a transfer of a Limited Partner's interest in writing, an Assignee of a Limited Partner shall become a Substituted Limited Partner in the Partnership only if and when he agrees in writing to accept and assume all the terms and provisions of this Agreement, has executed an Amendment to this Agreement and Certificate of Limited Partnership and the amendment to this Agreement and certificate is filed with Arizona Secretary of State. All costs and expenses incurred by the Partnership in connection with the transfer of his interest and the substitution of a person as a Limited Partner, including any filing, recording, or publishing costs and the fees and disbursements of counsel shall be paid by the substituted Limited Partner. Failure of an assignee to agree to perform said acts and pay said costs, shall render such assignee as having only the rights as an assignee of a Limited Partner's Interest, as are provided in the Act, and not as a substituted Limited Partner.

               18.0C.  Transfers by General Partner.  The General Partner
                       ----------------------------
     may not transfer its Partnership interest or admit an additional General Partner without first procuring the prior unanimous written consent of all the Limited Partners, which consent may be withheld by the Limited Partners in their sole and absolute discretion. Notwithstanding the unanimous consent of all of the Limited Partners, the Substitute General Partner or additional General Partner must accept and assume all of the terms and provisions of this Agreement. Failure to so agree or perform said acts by the Substitute General Partner or additional General Partner renders the transfer or admission null and void without force or effect. In the case of a corporation substituted General Partner, a certified copy of the resolution of its Board of Directors authorizing it to become a General Partner under the terms and provisions of this Agreement must be furnished.

               18.0D.  Right of Corporate Limited Partner to Transfer.
                       ----------------------------------------------
     Notwithstanding any of the provisions of Section 18, any Limited Partner that is a corporation may, without the consent of the other Partners, transfer all or any portion of its limited partnership interest in the Partnership to any individual, noncorporate person, holding an interest, as of the date of execution of this Agreement, in said transferor Limited Partner, if the transferee agrees in writing to be bound by all of the terms of this Agreement to the same extent as his transferor.

               18.0E.  Right of First Refusal.  Notwithstanding the
                       ----------------------
     provisions of Section 18, a Limited Partner may sell, transfer, or assign its limited partnership interest in the Partnership, without the prior written consent of the other Partners, if the other partners fail to exercise their right of first refusal granted in this section and provided the proposed transfer is to a bona fide offeror. A Limited Partner desiring to dispose of all or any portion of his interest in the Partnership ("Transferor Partner") shall give written notice to the other Partners the identity of the proposed transferee and all of the other terms and conditions of the proposed disposition. A bona fide offeror shall be a person or entity financially capable of carrying out the terms of the offer. Such notice shall constitute an irrevocable offer by the Transferor Partner to sell the Partnership interest to the other Partners at the same price and on the same terms and conditions offered by the prospective transferee. The Partners receiving the notice shall have forty five (45) days after receipt of the notice within which to notify the Transferor Partner in writing of their election to purchase or acquire the offered interest in the Partnership. If more than one Partner elects to purchase the offered interest in the Partnership, such accepting Partners shall purchase the offered

     Partnership interest on a pro-rata basis based upon the accepting partners respective percentage interest in profits and losses of paragraph 10.01 hereof. If no Partner elects to purchase the offered partnership interest within the applicable time period, the Transferor Partner may dispose of the offered Partnership interest to the prospective transferee on the same terms and conditions specified in the notice at any time within sixty (60) days following the forty fifth (45th) day after the other Partners received the offering Partner's notice. Failure to close the consummate the transaction with the prospective transferee within said sixtieth (60th) day following the forty fifth (45th) day after the other Partners received notice shall cause the offer to be null and void, thereby requiring the parties to comply with all the terms of this paragraph as if the offer had never been made. Any offered Partnership interest disposed of shall continue to be subject all of the provisions of this Agreement and each transferee shall, prior to a transfer, and as a condition to its validity, execute and deliver to the Partnership a valid and binding agreement to comply with the terms hereof.

                                  ARTICLE XIX.
                  REMOVAL AND WITHDRAWAL OF THE GENERAL PARTNER
                  ---------------------------------------------

               19.0A.  Removal.  The General Partner may be removed only by
                       -------
     vote of the Limited Partners holding a 51% interest in the profits and losses of the Partnership. If the General Partner is removed, the Partnership shall be dissolved unless the Limited Partners elect its continuance as provided in Section 19.02 below.

               19.0B.  Withdrawal of General Partner.  If the General
                       -----------------------------
     Partner is removed, resigns, dies, becomes incapacitated, dissolves, petitions or is the subject of a petition in bankruptcy, or is adjudged bankrupt, all of which shall constitute an event of withdrawal, the Partnership shall dissolve. The Partnership shall thereafter proceed to wind up its affairs unless the Limited Partners (excluding the withdrawn General Partner) unanimously consent, within ninety (90) days of the date of an event of withdrawal described above, to continue the business of the Partnership and to appoint a Substitute General Partner. Thereafter, notwithstanding the provisions of Article 19.01, the affairs of the Partnership shall be continued by the Substitute General Partner as a continuing Limited Partnership bound by the terms of this Agreement. The continuing Limited Partnership shall automatically succeed to all of the assets of the Partnership without further act of the Partners.

               19.0C.  Former General Partner as Limited Partner.  Upon the
                       -----------------------------------------
     removal of the General Partner, and the election by the Limited Partners to continue the Partnership, the removed General Partner shall thereafter hold his Partnership interest, if any, as a Limited Partner and shall take no further part as a General Partner in the business of the Partnership. This Agreement shall be immediately amended to show that such Partner has become a Limited Partner, and upon the filing of such Amendment, the former General Partner shall succeed to all of the rights of a Limited Partner hereunder. The former General Partner shall remain personally liable for all Partnership obligations incurred while it was a General Partner.
                                   ARTICLE XX.
                                  MISCELLANEOUS
                                  -------------

               20.0A.  Notices.  All notices, requests, statements, or
                       -------
     other communications required or permitted to be given or furnished hereunder to a Partner shall be in writing and shall be deemed to have been properly given or made if hand-delivered or sent by registered mail, postage prepaid, addressed to the Partner at his address set forth herein, or at such other address or addresses as a partner may from time to time designate by notice to the General Partner.
     U.S. Check Exchange, Inc., an
     Arizona corporation

               Mr. George Brimhall
               19555 East Firestone Blvd.
               Norwalk, California 90650

     Golf World, Inc., a California
     corporation

               Mr. George Brimhall
               10555 East Firestone Blvd.
               Norwalk, California 90650

     Mr. Lynn Stratford

               P.O. Box 1130
               Cedar Glen, California 92321

     National Financial Exchange, Inc.

               P.O. Box 1130
               Cedar Glen, California 92321

     Leland Buttle

               10555 East Firestone Blvd.
               Norwalk, California 90650

     AMM Development, Inc.
     Mr. Thomas Clark

               280 South Beverly Drive
               Suite 207
               Beverly Hills, CA 90212

               20.0B.  Headings.  The headings herein are for convenience
                       --------
     or reference only and shall not affect the meaning or construction hereof.

               20.0C.  Severability.  Every provision of this Agreement is
                       ------------
     intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

               20.0D.  Governing Law.  This Agreement shall be governed by,
                       -------------
     and construed in accordance with, the laws of the State of Arizona.

               20.0E.  No Oral Modification.  This Agreement may not be
                       --------------------
     changed, terminated, or modified orally or in any manner other than by a writing signed by all the Partners.

               20.0F.  Binding on Successors and Assigns.  This Agreement
                       ---------------------------------
     shall inure to the benefit of and shall be binding upon the successors and assigns of each of the parties hereof.

               20.0G.  Cumulative Rights and Remedies. The rights and
                       ------------------------------
     remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Partner shall not preclude or waive his right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the Partners may have by law.

               20.0H.  No Waiver.  No waiver by any Partner of any breach
                       ---------
     of this Agreement shall constitute a waiver of any other or future breach of this Agreement.

               20.0I.  Gender.  The use of the masculine gender shall
                       ------
     include the feminine and neuter, and the singular shall include the plural, and vice-versa, where the context so requires.

               20.J.  Counterparts.  This Agreement may be signed in
                      ------------
     counterparts and shall have the same force and effect as if all parties executed one document.

               20.K.  Attorneys Fees.  In the event any partner finds it
                      --------------
     necessary to bring an action at law or other proceedings against any other part to this Agreement to enforce any of the terms, covenants, and conditions hereof, or by reason of any breach or default hereunder, the party prevailing in any such action or other proceeding shall be paid by the other part all costs, fees, and expenses incurred including without limitation, reasonable attorneys' fees, accounting fees, and costs. In the event any judgment is secured by such prevailing party, all such costs shall be included in the judgment.

               20.L.  Amendment.  This Agreement shall not be mended,
                      ---------
     altered, changed, or modified except by a written instrument executed by all partners as of the time of such alteration, amendment, or modification.

               20.M.  Entire Agreement.  This Agreement contains the entire
                      ----------------
     understanding and agreement of the partners with respect to all matters referred to herein, and all prior negotiations and understandings are hereby merged into this Agreement. No warranties, representations, or agreements have been made by any of the partners except as are contained herein. Without limiting the generality of the foregoing, each of the partners expressly acknowledges and confirms that no warranties or representations whatsoever have been made by any person as to the profits or losses, if any, which may be derived or suffered by the Partnership or to the amounts, if any, which may be received hereunder, and that entering into this Agreement each of them is relying entirely upon his own investigation and good judgment.

               IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

     GENERAL PARTNER:              U.S. CHECK EXCHANGE, INC.,
                                   an Arizona corporation,


                                   By  /s/ George H. Brimhall
                                      -------------------------------------
                                      Its President
                                          ---------------------------------

     LIMITED PARTNERS:             GOLF WORLD, INC.


                                   By  /s/ George H. Brimhall
                                      -------------------------------------
                                      Its  President
                                          ---------------------------------

                                   NATIONAL FINANCIAL EXCHANGE, INC.


                                   By  /s/ Lynn R. Stratford
                                      -------------------------------------
                                      Its  President
                                          ---------------------------------


                                   /s/ Lynn R. Stratford
                                   ----------------------------------------
                                   LYNN R. STRATFORD



                                   /s/ Leland J. Buttle
                                   ----------------------------------------
                                   LELAND J. BUTTLE


                                   AMM DEVELOPMENT, INC.


                                   By: /s/ Thomas Clark
                                      -------------------------------------
                                      Its: President
                                          ---------------------------------

     STATE OF CALIFORNIA      )
                              )    ss.
     County of Los Angeles    )

               The foregoing instrument was acknowledged before me this 1st day of April, 1988, by U.S. Check Exchange, Inc., an
     Arizona corporation by George H. Brimhall its President.


          [SEAL]                   [signature illegible]
                                   ----------------------------------------
                                   Notary Public

     My Commission Expires:

     May 26, 1990
     -------------------------

     STATE OF CALIFORNIA      )
                              )    ss.
     County of Los Angeles    )

               The foregoing instrument was acknowledged before me this 1st day of April, 1988, by Golf World, Inc. by
     George H. Brimhall its President.


          [SEAL]                   [signature illegible]
                                   ----------------------------------------
                                   Notary Public

     My Commission Expires:

     May 26, 1990
     -------------------------


     STATE OF CALIFORNIA      )
                              )    ss.
     County of Los Angeles    )

               The foregoing instrument was acknowledged before me this 1st day of April, 1988, by National Financial Exchange, Inc.
     by Lynn Stratford its President.


          [SEAL]                   [signature illegible]
                                   ----------------------------------------
                                   Notary Public

     My Commission Expires:

     May 26, 1990
     -------------------------


     STATE OF CALIFORNIA      )
                              )    ss.
     County of Los Angeles    )

               The foregoing instrument was acknowledged before me this 1st day of April, 1988, by Lynn Stratford.


          [SEAL]                   [signature illegible]
                                   ----------------------------------------
                                   Notary Public

     My Commission Expires:

     May 26, 1990
     -------------------------

     STATE OF CALIFORNIA      )
                              )    ss.
     County of Los Angeles    )

               The foregoing instrument was acknowledged before me this 1st day of April, 1988, by Leland J. Buttle.


          [SEAL]                   [signature illegible]
                                   ----------------------------------------
                                   Notary Public

     My Commission Expires:

     May 26, 1990
     -------------------------


     STATE OF CALIFORNIA      )
                              )    ss.
     County of Los Angeles    )

               The foregoing instrument was acknowledged before me this 1st day of April, 1988, by AMM DEVELOPMENT INC., By:
     Thomas Clark, Its: President.


          [SEAL]                   [signature illegible]
                                   ----------------------------------------
                                   Notary Public


     My Commission Expires:

     May 26, 1990
     -------------------------




     NYFS06...:\47\41847\0008\1710\RIDD126S.060